[TEXAS PACIFIC LAND TRUST LETTERHEAD]

FOR IMMEDIATE RELEASE

TEXAS PACIFIC LAND TRUST (NYSE: TPL) ANNOUNCES FIVE-FOR-ONE SPLIT

DALLAS, TX, June 20, 2007 – Texas Pacific Land Trust (NYSE:TPL) announced today that its Trustees authorized a five-for-one split of its sub-share certificates. The stock split will entitle all holders of record at the close of business on July 2, 2007 to receive four additional sub-shares for each sub-share held on that date. The stock split will be payable on July 12, 2007. Upon completion of the stock split, approximately 10,558,875 sub-shares will be outstanding.

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Trust's future operations and prospects, the markets for real estate in the areas in which the Trust owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competition, management's intent, beliefs or current expectations with respect to the Trust's future financial performance and other matters. We assume no responsibility to update any such forward-looking statements.